EXHIBIT 10.11

FIRST AMENDMENT

TO

FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made as of the 1st day of January 2005, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the “Employer”), and JAMES H. BRENNAN (the “Officer”).

WHEREAS, the Employer and the Officer previously entered into a First Amended and Restated Employment Agreement, dated as of January 1, 2005 (the “Initial Agreement”); and

WHEREAS, the Initial Agreement contained an equation to determine certain performance-based cash, restricted stock and incentive option bonuses; and

WHEREAS, the Employer and the Officer wish to amend the Initial Agreement to correct a mathematical error contained therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Employer and the Executive hereby amend the Initial Agreement as follows:

1. The equation contained in Section 3(c) is hereby removed in its entirety and replaced with the following:

“A + (A * (1-B)) = C”

2. All other portions of the Initial Agreement remain in effect.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first above written.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Name:	Richard J. Freer, Ph.D.
Title:	Chairman and Chief Operating Officer

Date:	7/1/06

/s/ James H. Brennan
James H. Brennan

Address:	601 Biotech Drive
Richmond, Virginia 23235

Date:	2/1/06